UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-9001

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 29, 2015, the Board of Directors (the “Board”) of Pioneer Natural Resources Company (the “Company”) appointed Mona K. Sutphen and Michael D. Wortley to the Board, each with a term expiring at the 2016 annual meeting of stockholders. Ms. Sutphen will serve on the Board’s Health, Safety and Environment Committee and Mr. Wortley will serve on the Board’s Nominating and Corporate Governance Committee and Audit Committee.

A copy of the news release announcing the appointment of the new directors to the Board is furnished as Exhibit 99.1 to this Report.

Each of the newly appointed directors will receive the standard non-employee director compensation for serving on the Board, including a grant of 1,133 restricted stock units representing a pro-rated portion of the annual grant for non-employee directors for the 2015-2016 director year, which will vest in equal increments over the next three quarters until the 2016 annual meeting of stockholders, as well as a grant of 1,007 restricted stock units that will vest in one-third increments each year over the next three years. In addition, effective June 29, 2015, the Company and each of the new directors entered into the Company’s standard form of indemnification agreement for its non-employee directors, which requires the Company to indemnify each indemnitee to the fullest extent permitted by the Delaware General Corporation Law. For a description of the compensation program for the Company’s non-employee directors and the Company’s indemnification agreements, please see the Company’s Proxy Statement for its 2015 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 9, 2015.

In connection with making these appointments to the Board, the Board determined that both Ms. Sutphen and Mr. Wortley are independent under the independence standards of the New York Stock Exchange (the “NYSE”), and that, additionally, Mr. Wortley is independent under the rules of the NYSE and the Securities and Exchange Commission for purposes of service on the Audit Committee. In connection with its assessment of Ms. Sutphen’s independence, the Board reviewed the facts and circumstances regarding the position of Ms. Sutphen’s brother, David Sutphen, as a partner with Brunswick Group, a leading business communications firm with 23 offices in 14 countries. Brunswick provides advisory services to the Company, but Ms. Sutphen has no interest in Brunswick or its services to the Company. In 2014, the Company paid to Brunswick a total of $240,000 for its services, which was less than 1% of the firm’s revenues in 2014. In connection with its assessment of Mr. Wortley’s independence, the Board reviewed the facts and circumstances regarding his former position as a partner in the law firm of Vinson & Elkins LLP. Mr. Wortley retired as a partner from the firm on December 31, 2014, and remained as an employee (of counsel) through March 31, 2015. He currently has no role at the firm. In 2014, the Company paid to Vinson & Elkins LLP a total of $4.5 million for its services, which was less than 1% of the firm’s revenues in 2014.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1 --	News Release, dated July 1, 2015, titled “Pioneer Natural Resources Company Board of Directors Appoints Two New Board Members.”

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor,
Vice President and Chief
Accounting Officer

Dated: July 6, 2015

EXHIBIT INDEX

PIONEER NATURAL RESOURCES COMPANY

EXHIBIT INDEX

Exhibit No.	Description

99.1(a)	News Release, dated July 1, 2015, titled “Pioneer Natural Resources Company Board of Directors Appoints Two New Board Members.”
_____________
(a) Furnished herewith.